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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 23, 1998


                              INVACARE CORPORATION
               ---------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      OHIO
                    ------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    0-12938                                               95-2680965
--------------------                          --------------------------------
(Commission File No.)                         (IRS Employer Identification No.)


                  One Invacare Way, P.O. Box 4028, Elyria, Ohio
                  ---------------------------------------------
                    (Address of Principal Executive Offices)

                                      44036
                                   ----------
                                   (Zip Code)

                                 (440) 329-600
               --------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)





                         Exhibit Index Appears On Page 4
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On December 17, 1997, Invacare Corporation ("Invacare" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Inva Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Invacare ("Acquisition Sub") and Suburban Ostomy Supply Co., Inc., a Massachusetts corporation ("Suburban") providing for the acquisition by Invacare of all of the stock of Suburban. Suburban was a NASDAQ-listed direct marketing wholesaler of medical supplies and related products to the home health care industry. Pursuant to the Merger Agreement, Acquisition Sub commenced a tender offer on December 22, 1997 for all of the outstanding shares of common stock of Suburban for $11.75 per share in cash. On January 23, 1998, Acquisition Sub acquired approximately 99.5% of Suburban's outstanding shares pursuant to the tender offer. Subsequently, on January 28, 1998, Suburban was merged with and into Acquisition Sub (the "Merger") with Acquisition Sub as the surviving corporation. Acquisition Sub then changed its name to "Suburban Ostomy Supply Co., Inc.". Effective upon consummation of the Merger, each remaining share of Suburban common stock that was not tendered now represents the right to receive $11.75 in cash. The shares of Suburban common stock have been de-listed and may no longer be transferred, and they are in the process of being de-registered. The purchase price paid for all of the equity of Suburban acquired pursuant to the Merger Agreement was $132 million.

         Funds were obtained from cash on hand and from existing credit agreements. Invacare and certain of its subsidiaries are parties to a five year Loan Agreement dated November 18, 1997, with a group of lenders represented by NBD Bank, as Agent and KeyBank National Association, as Co-Agent (the "Loan Agreement"). The Loan Agreement established a revolving credit facility providing Invacare with a maximum availability (including letters of credit) of $360 million. The Loan Agreement was subsequently amended as of December 23, 1997 to increase the maximum availability to $425 million.

           Suburban uses its equipment and other assets to direct market a wide range of medical supplies and related products to the home health care industry. Invacare intends to continue to utilize the assets acquired in this transaction in substantially the same manner as they were employed prior to the acquisition.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                   AND EXHIBITS

a)    Financial statements of  Suburban Ostomy Supply Co., Inc.

      It is impracticable to provide any of the required financial statements at the time of the filing of this report. The financial statements, to the extent required, will be filed as soon as practicable, but in no event later than 60 days from the date that this report is filed.

b)    Pro Forma Financial Information

      It is impracticable to provide any of the required pro forma information at the time of the filing of this report. The pro forma information, to the extent required, will be filed as soon as practicable, but in no event later than 60 days from the date that this report is filed.

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c)    Exhibits

       Press release of Invacare dated as of December 17, 1997, Press release of Invacare dated as of January 23, 1998, Agreement and Plan of Merger dated as of December 17, 1997 and Consent of Auditors (to be filed by amendment).



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           INVACARE CORPORATION



                                           By  /S/ Thomas R. Miklich
                                           -------------------------
                                           Thomas R. Miklich
                                           Chief Financial Officer


DATE:  February 6, 1998



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                                    Form 8-K
                                  Exhibit Index


      Exhibits
      Number                                                      Page Number

2.1 Press release of Invacare dated as of December 17, 1997.          5

2.2 Press release of Invacare dated as of January 23, 1998.           7

2.3 Agreement and Plan of Merger dated as of December 17, 1997.       9

2.4 Consent of Auditors (to be filed by amendment).






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